Exhibit 5.1

Campbell Mithun Tower 222 South Ninth Street Suite 2000 Minneapolis, MN 55402-3338 Tel (612) 607-7000 Fax (612) 607-7100 www.foxrothschild.com

December 18, 2020

Xtant Medical Holdings, Inc.

664 Cruiser Lane

Belgrade, Montana 59714

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration of the resale, from time to time, of an aggregate of 58,754,394 shares (the “Shares”) of its common stock, par value $0.000001 per share (the “Common Stock”), by the selling stockholders listed therein under “Selling Stockholders” pursuant to a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), as originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 18, 2020. The Shares may be sold from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and any prospectus supplement and pursuant to Rule 415 under the Act.

In connection with this opinion, we have examined the Registration Statement, the Restructuring and Exchange Agreement, dated as of August 7, 2020, by and among the Company, OrbiMed Royalty Opportunities II, LP and ROS Acquisition Offshore LP, the Current Report on Form 8-K as filed by the Company with the SEC on October 7, 2020, the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Second Amended and Restated Bylaws, as currently in effect, resolutions adopted by the Board of Directors of the Company pertaining to the issuance of the Shares, the written consent of the majority of the Company’s stockholders pertaining to the issuance of the Shares and such other documents, records, certificates, memoranda and instruments as we have deemed necessary as a basis for this opinion. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

On the basis of the foregoing, and in reliance thereon and subject to the qualifications herein stated, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof. We express no opinion herein as to any other statutes, rules or regulations. We express no opinion herein as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter has been prepared for your use in connection with the Company’s registration of the resale of the Shares. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus contained therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Fox Rothschild LLP